Exhibit 99.1

COOPER

COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

TABLE OF CONTENTS

Report of Independent Auditors	2

Combined Balance Sheet - As of December 31, 2012	3

Combined Statement of Operations - For the year ended December 31, 2012	4

Combined Statement of Net Parent Investment - For the year ended December 31, 2012	5

Combined Statement of Cash Flows - For the year ended December 31, 2012	6

Notes to Combined Financial Statements - For the year ended December 31, 2012	7

Report of Independent Auditors

Board of Directors
BP America Inc.

We have audited the accompanying combined financial statements of Cooper, which comprise the combined balance sheet as of December 31, 2012, and the related combined statements of operations, net parent investment, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Cooper at December 31, 2012, and the combined results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
May 3, 2013

Cooper
Combined Balance Sheet
As of December 31, 2012
(Table amounts in $ millions)

2012
ASSETS
Current Assets
Accounts receivable, net (Note 6)	$224
Receivables due from related parties (Note 6)	13
Prepaid and other assets (Note 7)	14
Inventories (Note 5)	257
508
Non-Current Assets
Property, plant and equipment, net (Note 4)	1,831
Investment in affiliate (Note 8)	94
Prepaid and other assets (Note 7)	137
2,062
TOTAL ASSETS	$2,570

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Trade and other payables (Note 9)	$213
Payables due to related parties (Note 9)	362
Excise and other taxes payable (Note 9)	116
Deferred income taxes (Note 13)	8
Payables and deferred income (Note 11)	60
Short-term debt	1
760
Non-Current Liabilities
Deferred income taxes (Note 13)	395
Payables and deferred income (Note 11)	91
Long-term debt	17
503

Shareholder’s Equity
Net Parent Investment	1,307
Company’s shareholder’s equity	1,307
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$2,570

The accompanying notes are an integral part of these combined financial statements.

Cooper
Combined Statement of Operations
For the year ended December 31, 2012
(Table amounts in $ millions)

2012
Revenues
Sales and operating revenue	$14,886
Loss from affiliate	(9)
Gain on sale of business and fixed assets (Note 14)	11
$14,888
Costs and Expenses
Purchases	13,378
Operating expenses (excluding items disclosed below)	901
Depreciation, amortization, retirements and abandonments	183
Selling, general and administrative expenses	342
$14,804
Income Before Interest and Income Taxes	$84
Interest expenses	4
Income Before Income Taxes	$80
Income tax provision (Note 13)	33
Net Income	$47

The accompanying notes are an integral part of these combined financial statements.

Cooper
Combined Statement of Net Parent Investment
For the year ended December 31, 2012
(Table amounts in $ millions)

Balance at January 1, 2012	$1,622
Net Income for the year	47
Net transfers to Parent	(362)
Balance at December 31, 2012	$1,307

The accompanying notes are an integral part of these combined financial statements.

Cooper
Combined Statement of Cash Flows
For the year ended December 31, 2012
(Table amounts in $ millions)

2012
Operating Activities
Net income	$47
Adjustments to reconcile net income to net cash provided by operations:
Depreciation, amortization and retirements and abandonments	183
Gain on sale of business and fixed assets	(11)
Loss from affiliate	9
Change in deferred income taxes	27
Dividends from affiliate	14
Changes in operating assets and liabilities:
Decrease in accounts receivable	63
Decrease in receivables due from related parties	3
Increase in prepaid and other assets	(6)
Increase in inventories	(44)
Increase in trade and other payables	31
Increase in payables due to related parties	253
Decrease in excise and other taxes payable	(28)
Increase in payables and deferred income	22
Increase in non-current assets	(21)
Decrease in non-current liabilities	(42)
Net cash provided by operating activities	$500
Investing Activities
Capital expenditures	(133)
Proceeds from the sale of property and other assets	19
Other investing, net	(20)
Net cash used in investing activities	$(134)
Financing activities
Changes in debt	(4)
Net transfers to Parent	(362)
Net cash used in financing activities	$(366)
Change in Cash and Cash Equivalents	$—
Cash and cash equivalents, Beginning of the Year	—
Cash and cash equivalents, End of Year	—

Supplemental disclosures of cash and non-cash information
Interest paid	$4
Income taxes paid	$2
Trade and other payables related to capital expenditures	$11
The accompanying notes are an integral part of these combined financial statements.

Cooper
Notes to Combined Financial Statements
(Table amounts in $ millions)

Note 1	Organization

Description of Business and Basis of Presentation

Cooper (the “Company”, “we”, “us” or “our”) is a fully integrated downstream refining, cogeneration, logistics and marketing business owned by BP PLC (“BP” or “Parent”). BP has sole ownership of most of the assets and equity interests of varying percentages in other entities. The Company is headquartered in Carson, California, with retail customer supply contracts throughout Southern California, Nevada and Arizona. The Company owns and operates the Carson refinery, the co-located Watson cogeneration facility (51 percent interest), the nearby Wilmington Calciner, primary and secondary logistic assets and the ARCO brand.

The accompanying combined carve-out financial statements of Cooper have been prepared from the historical accounting records of BP, in anticipation of a potential transaction to separate the Company from BP. As the Company was historically managed and financed as part of a larger group, its accounts have been adjusted to reflect charges for business functions provided by the Parent and its affiliates.

In August 2012, BP announced that it had reached an agreement to sell Cooper’s Carson refinery and related logistics and marketing assets in the region to Tesoro Corporation. BP will receive $2.5 billion in cash (including the estimated value of hydrocarbon inventories and subject to post-closing adjustments). The transaction is subject to regulatory approval and is expected to close before mid-2013.

These combined financial statements reflect the carve-out financial position and the related results of operations, cash flows, and the Parent’s net investment in a manner consistent with BP’s management of the Company and as though the Company had been a stand-alone company for the period presented. Assets and liabilities specifically identified to the Company have been presented in the carve-out Combined Balance Sheet. All material revenues and expenses specifically identified to the Company and allocations of overhead expenses have been presented in the carve-out Combined Statement of Operations.

The combined carve-out financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”), Securities and Exchange Commission (“SEC”) Regulation S-X, Article 3, General Instructions as to Financial Statements and SEC Staff Accounting Bulletin (“SAB”) Topic 1-B, Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity.

BP’s net investment in the Company has been presented in lieu of shareholder’s equity in the combined carve-out financial statements. Transactions between the Company and BP and its affiliates have been identified as related party transactions. It is possible that the terms of the transactions with other affiliates of BP are not the same as those that would result from transactions among unrelated parties. Payments made between BP and the Company, excluding those made in the ordinary course of business, are presented as transfers to and from the Parent as a component of net parent investment. Additionally, the combined carve-out financial statements for the Company include allocations of costs for certain support functions (see Note 2, Transactions with Parent and Parent Subsidiaries). In the opinion of BP’s management, all adjustments have been reflected that are necessary for a fair presentation of the combined carve-out financial statements. The allocations have been made on a reasonable basis and have been consistently applied for the period presented. The combined carve-out financial statements may not necessarily reflect the financial position, results of operations or cash flows that the Company might have had in the past, or might have in the future, if it had existed as a separate, stand-alone business during the period presented.

Note 2	Transactions with Parent and Parent Subsidiaries

Relationship with Parent

Historically, the Company has been managed and operated in the normal course of business by BP along with other BP affiliates. Accordingly, certain shared costs have been allocated to the Company and reflected as expenses in the combined carve-out financial statements. BP and the Company consider the allocation methodologies used to be reasonable and appropriate reflections of the related expenses deemed attributable to the Company, by its Parent, for purposes of the combined financial statements; however, the expenses reflected in the Company’s combined financial statements may not be indicative of the actual expenses that would have been incurred during the period presented if the Company historically operated as a separate, stand-alone entity. In addition, the expenses reflected in the combined financial statements may not be indicative of expenses that will be incurred in the future by the Company.

Cash Management
The Company participates in BP’s centralized cash management programs. Disbursements are made by the Company and funded by BP at least daily. Cash receipts are transferred to centralized accounts, also maintained by BP. The cash receipts from the Company are not kept separately and are instead commingled with cash from other BP entities.

Pension and Other Post-retirement Benefits
The Company does not sponsor any pension, post-retirement or employee savings plans. However, the Company’s employees participate in certain funded final salary pension plans sponsored by BP. BP provides post-retirement, healthcare and life insurance benefits to its retired employees and dependants. Cooper employees are also eligible to participate in a defined contribution (401K) plan where a percentage of employee contributions are matched by BP.

All obligations pursuant to these plans are obligations of BP and, as such, are not included in the Company’s Combined Balance Sheet. BP allocates to the Company the net periodic benefit costs associated with our employees that are beneficiaries of pensions and other employment costs. We record the allocated benefit costs in the Combined Statement of Operations and liabilities associated with these benefits are recorded by the Parent. The amounts contributed to these plans by the Parent on our behalf cannot be determined.

These costs are included in selling, general and administrative expenses in the Combined Statement of Operations and totaled $51 million for the year ended December 31, 2012.

Other Allocated Corporate Costs
Other allocated costs include BP charges including, but not limited to: corporate accounting, human resources, government affairs, and legal. These costs are included in selling, general and administrative expenses in the Combined Statement of Operations and totaled $96 million for the year ended December 31, 2012. The costs were allocated to the Company using various allocation methods, such as head count, site count, services rendered, space utilization, and assets assigned to the Company. Note that these expenses may have been different had the Company been a separate, stand-alone entity during the period presented.

Guarantees
Parent established a loan program to enhance the creditworthiness of third-party dealers and franchisees. The loan program is secured by Parent through a $22 million letter of credit with CitiCorp and a $4 million guarantee with Petroleum & Franchise Capital. The longest remaining loan term at December 31, 2012, is 16 years. No interest is charged on these loans by the Company.

Cooper would be required to perform under the guarantee and letter of credit in the event of default. As of December 31, 2012, the undiscounted maximum potential future payments related to the letter of credit and guarantee was $22 million related to 25 loans. Cooper has not recorded a liability related to the guaranteed commitments. The Company does not expect any material loss as a result of these guarantees.

Beginning in 2007, a number of leased sites were divested by the Company and assigned to franchisees and dealers. In most instances, the Company guarantees the leases and in the event of default, all rights and obligations of the lease revert to the Company. There are 34 lease guarantees in Cooper, of which the largest undiscounted maximum future payments related to the guarantee, assuming all options are exercised, is $5 million. The leases and related guarantees expire at various dates in the future, the latest of which is 2049, assuming all options are exercised. The total undiscounted maximum potential future payments of all 34 guarantees are $90 million. No material losses are expected from such guarantees.

Related Party Transactions

The Company has transactions in the ordinary course of business with its Parent and with other members of the BP group. Such transactions include the sale of crude oil, petroleum products and other goods and services amounting to $2,890 million in 2012, and purchases of similar items amounting to $9,661 million in 2012.

Note 3	Summary of Significant Accounting Policies

Asset retirement obligations. Asset retirement obligations associated with refining, pipeline and marketing assets are generally not provided for as such obligations cannot be measured given their indeterminate settlement dates. The Company performs periodic reviews of these long-lived assets for any change in facts and circumstances that might require the recognition of an asset retirement obligation.

Use of estimates. The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities at the date of the combined financial statements. Actual results could differ from estimates and assumptions made.

Inventories. In accordance with Accounting Standards Codification (“ASC”) 330-10, Inventory (“ASC 330-10”), inventories are carried at the lower of current market value or cost. Inventory primarily consists of crude and refined products, including intermediates. Cost is determined under the last-in, first-out (“LIFO”) method for crude oil and refined products. The costs of remaining inventories are determined on the first-in, first-out (“FIFO”) and average cost methods. Costs are comprised of direct purchase costs, cost of production, transportation and manufacturing expenses. See Note 5, Inventories, for further details.

Property, plant and equipment. In accordance with ASC 360-10, Property, Plant and Equipment (“ASC 360-10”), property, plant and equipment is stated at cost, less accumulated depreciation and accumulated impairment losses. The initial cost of an asset consists of its purchase price or construction cost, any costs directly attributable to bringing the asset into operation, the initial estimate of asset retirement obligations, if any, and qualifying borrowing costs. The purchase price or construction cost is the aggregate amount paid and the fair value of any other consideration given to acquire the asset. The capitalized value of a capital lease is also included within property, plant and equipment.

Expenditures on major maintenance refits or repairs are comprised of the cost of replacement assets or parts of assets and overhaul costs. Where an asset or part of an asset that was separately depreciated is replaced and it is probable that the Company will derive future economic benefit from an extension of useful life or enhancement of performance, the expenditure is capitalized and the carrying amount of the replaced asset is derecognized.

Overhaul costs for major maintenance programs and all other maintenance costs are expensed as incurred.

Property, plant and equipment are depreciated on a straight-line basis over their expected useful lives. The useful lives of the Company’s property, plant and equipment are as follows:

Land improvements	15 to 25 years
Buildings	20 to 50 years
Machinery and equipment	3 to 30 years
Fixtures and fittings	3 to 15 years
Other	3 to 50 years

The expected useful lives of property, plant and equipment are reviewed on an annual basis and, if necessary, changes in useful lives are accounted for prospectively. The carrying value of property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the Combined Statement of Operations in the period in which the item is derecognized.

In April 2000, BP acquired the Atlantic Richfield Company (“ARCO”) and accounted for the acquisition using the purchase accounting method in accordance with ASC 805, Business Combinations (“ASC 805”). As BP paid a purchase price greater than the equity of ARCO, assets acquired in the transaction were adjusted to fair market value.

Impairment of intangible assets and property, plant and equipment. In accordance with ASC 360-10, the Company assesses assets or groups of assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment evaluation is based on an undiscounted cash flow analysis at the lowest level for which independent cash flows of long-lived assets can be identified from other groups of assets and liabilities. Assets in use with recorded values that are not expected to be recovered through future cash flows are written down to current fair value. In assessing the fair value, the estimated future cash flows are adjusted for the risks specific to the asset group and are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money.

Investment in non-consolidated affiliate. An affiliate is an entity over which the Company is in a position to exercise significant influence through participation in the financial and operating policy decisions of the investee, but which is not a subsidiary or a controlled entity. The results, assets and liabilities of an affiliate are incorporated in these combined financial statements using the equity method of accounting.

In accordance with ASC 323, Investments-Equity Method and Joint Ventures (“ASC 323”), the Company’s investment in Watson is a 51 percent owned joint venture with Edison Mission Energy. This investment is accounted for under the equity method of accounting. As of December 31, 2012, the Company no longer invested in Cardlock LLC. Cooper sold its 51 percent interest in Cardlock LLC, a joint venture with South California Fuels in August, 2012.

Management assesses the potential for other-than-temporary impairment of our equity method investment in accordance with ASC 323. Management considers all available information, including the recoverability of the investment, the earnings and near-term prospects of the affiliate, factors related to the industry, conditions of the affiliate, and our ability, if any, to influence the management of the affiliate. Management assesses fair value based on valuation methodologies, as appropriate, including the present value of estimated future cash flows, estimates of sales proceeds, and external appraisals. If an investment is considered to be impaired and the decline in value is other-than-temporary, an appropriate write-down is recognized.

Environmental liabilities. Provisions for environmental remediation are made when a clean-up is probable and the amount of the obligation can be reliably estimated. Generally, this coincides with commitment to a formal plan of action or, if earlier, on closure of inactive sites. The Company’s policy is consistent with Parent’s policy to review environmental liabilities for the next 10 years. The extent and cost of future remediation programs are inherently difficult to estimate. They depend on the scale of any possible contamination, the timing and extent of corrective actions, and BP’s share of the liability. These liabilities are not reduced by possible recoveries from third parties, and projected cash expenditures are presented on an undiscounted basis.

Contingencies. The Company is subject to legal proceedings, claims and liabilities that arise in the ordinary course of business. In accordance with ASC 450, Contingencies (“ASC 450”), the Company accrues liabilities associated with legal claims when outlays are probable and reasonably estimable. Estimates are adjusted as additional information becomes available or circumstances change. Accrued liabilities are presented on an undiscounted basis. Amounts that the Company has a contractual right to recover from third parties are contingent assets. Such amounts are recognized only when realized.

Receivables. In accordance with ASC 310-10, Receivables (“ASC 310-10”), trade receivables are carried at original invoice amount. The allowance for doubtful accounts is the best estimate of probable losses inherent in the accounts receivable balance based on an assessment of expected losses related to each receivable. The Company writes off account balances when reasonable efforts to collect amounts due have been exhausted. No interest is charged on past due receivables.

Revenue recognition. Revenues associated with the sale of oil, natural gas liquids, petroleum and chemical products and all other items are recognized when title passes to the customer, persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.

Major maintenance. Costs of major maintenance, refits or repairs are capitalized when they enhance the performance of an asset above its originally assessed standard of performance, replace an asset or part of an asset which was separately depreciated and which is then written off, or restore the economic benefits of an asset which has been fully depreciated. All other maintenance and repair costs are expensed as incurred. Turnaround expenditures include the scheduled shutdown of a refinery processing unit for significant overhaul and refurbishment. The Company’s policy is to expense turnaround costs when they are incurred. However, turnaround expenditures may be capitalized and amortized over an appropriate period if they are used for asset enhancement.

Net parent investment. The Company’s equity on the carve-out Combined Balance Sheet represents the Parent’s net investment in the Company and is presented as “Net Parent Investment” in lieu of shareholder’s equity. Changes in Net Parent Investment include net cash transfers and other property transfers between the Parent and the Company.

Income taxes. BP files a consolidated federal income tax return which includes Cooper. For purposes of these combined carve-out financial statements, Cooper’s taxes are computed and reported on a separate return basis. Income taxes as presented herein allocate current and deferred income taxes of BP to Cooper in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740, Income Taxes (“ASC 740”). Accordingly, as stated in paragraph 30 of ASC 740, the sum of the amounts allocated to the carve-out tax provisions may not equal the historical consolidated provision. Under the separate return method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when management determines that it is more likely than not that some portion, or all of the deferred tax asset will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment. For further information, see Note 13, Taxes.

Note 4	Property, Plant and Equipment

As of December 31,	2012
Land	$96
Buildings	176
Furniture and fixtures	24
Machinery and equipment	3,485
Land improvements	130
Construction in progress	90
Other	6
Property, plant and equipment, at cost	$4,007
Less: Accumulated depreciation	2,176
Property, plant and equipment, net	$1,831

The gross value of the retail sites and other equipment the Company held under capital leases totaled $38 million as of December 31, 2012. The gross value is reflected in machinery and equipment. Accumulated amortization on assets under capital leases was $31 million as of December 31, 2012. In 2012, the capital lease obligations related to the lease of certain Thrifty sites expired. The expense is charged through depreciation, amortization and retirements and abandonments in the Combined Statements of Operations.

Depreciation and amortization expense relating to property, plant and equipment was $180 million for the year ended December 31, 2012.

Note 5	Inventories

As of December 31,	2012
Crude oil	$523
Refined products	641
Intermediaries	201
By-products	38
Supplies and other	53
Total inventories on first-in, first-out method	1,456
Last-in, first-out method adjustment	(1,199)
Total inventories on last-in, first-out method	$257

Inventories valued primarily at LIFO cost were less than replacement cost by approximately $1,178 million at December 31, 2012, using Parent’s standard processes for estimating replacement cost.

As of December 31, 2012, the Company had inventory on consignment amounting to $11 million.

As a result of the use of the LIFO inventory valuation method, some inventories are reported in the Combined Balance Sheet at amounts less than current cost. Inventories carried under the LIFO method represented approximately 79% percent of total year-end inventory carrying values in 2012.

During 2012, there was no LIFO liquidation.

Note 6	Accounts Receivable

Accounts receivable consist of the following:

As of December 31,	2012
Accounts receivable	$226
Allowance for doubtful accounts	(2)
Accounts receivable, net	224
Receivables due from related parties	13
Total accounts receivable	$237

Allowance for Doubtful Accounts
The allowance for doubtful accounts is the best estimate of probable losses inherent in the accounts receivable balance based on an assessment of expected losses related to each receivable. The Company determines the allowance based on prior experience and other currently available evidence. The allowance totaled $2 million for December 31, 2012.

Note 7	Prepaid and Other Assets

The Company provides support to its franchisees through financing arrangements and customer support programs in order to improve sales volume or assist with capital improvements related to the retail sites. Amounts related to the support programs are included in the Combined Balance Sheet as a prepaid asset, and are recognized as reductions to revenue on a straight-line basis over the terms of the underlying agreements, which range from 5 to 20 years for the period covered by these combined financial statements. The prepaid asset for customer support programs totaled $97 million, as of December 31, 2012. The amortization of the principal balance of customer support programs, recognized as a reduction to revenue, totaled $6 million for the year ended December 31, 2012. Prepaid and other assets consist of the following:

As of December 31,	2012
Prepaid expenses	$14
Current prepaid and other assets	14
Customer support programs	97
Emissions	23
Other	17
Total non-current prepaid and other assets	137
Total prepaid and other assets	$151

Note 8	Investment in Affiliate

Cooper has one investment as of December 31, 2012, Watson Cogeneration Company. The Company’s 51 percent investment in Watson is a joint venture with Edison Mission Energy. In August 2012, the Company sold its 51 percent interest in Cardlock LLC, a joint venture with South California Fuels. The following table summarizes information for the Company’s equity method investment as reported by Watson, prior to consideration of amortization charges of $21 million.

As of December 31,	2012
Current assets	$44
Other assets	54
Current liabilities	18
Net assets	$80

Year Ended December 31,	2012
Total revenues	$191
Income before income taxes	22
Net income	$22

Total investment in affiliate was $94 million as of December 31, 2012.

Note 9	Accounts Payable and Other Payables

The Company’s accounts payable and other payables are as follows:

As of December 31,	2012
Trade payables	$148
Other payables	65
Trade and other payables	213
Excise and other taxes payable	116
Payables due to related parties	362
Total accounts payable	$691

Note 10	Litigation and Contingencies

In the normal course of the Company’s business, legal proceedings are pending or may be brought against the Company arising out of current and past operations, including matters related to commercial disputes, product liability, premises-liability and personal injury claims, allegations of compliance with law violations, consumer claims, general environmental claims, allegations of exposures of third parties to toxic substances and other legal claims.

The Company is subject to numerous federal, state and local environmental laws and regulations concerning its products, operations and other activities. These laws and regulations may require the Company to take future action to remediate the effects on the environment of prior disposal or release of chemicals or petroleum substances and other hazardous materials by the Company or other parties. Such contingencies may exist for various active sites.

In addition, the Company may have obligations relating to disposed assets or closed facilities. The ultimate requirement for remediation and its cost are inherently difficult to estimate. However, the estimated cost of known environmental obligations has been provided in these accounts in accordance with the Company’s accounting policies. While the amounts of future costs could be significant and material to the Company’s results of operations in the period in which they are recognized, it is not practical to estimate the amounts involved.

There were contingent liabilities at December 31, 2012, in respect of guarantees and indemnities entered into as part of the ordinary course of the Company’s business. No material losses are expected from such contingent liabilities based on current understanding.

Note 11	Payables and Deferred Income

Payables and deferred income consist of the following:

As of December 31,	2012
Accrued taxes	$15
Environmental liability	20
Accrued compensation	23
Other current liabilities	2
Total current payables and deferred income	60
Environmental liability	77
Other long-term accrued liabilities	14
Total non-current payables and deferred income	91
Total payables and deferred income	$151

The Company expects to continue incurring expenses for environmental liabilities at a number of active and inactive refining, pipeline, terminal and retail station properties. We have accrued liabilities for these expenses and believe these accruals are adequate.

The Company’s environmental provisions are based on estimates including engineering assessments. It is possible that the estimates will change and additional costs will be incurred as additional information becomes available. The environmental liability estimates are subject to change resulting from potential changes in environmental laws, regulations or interpretations, additional information related to the extent and nature of the event, and potential improvements in remediation technologies.

Note 12	Leases

The rental expense and related sublease rental income applicable to operating leases for the year ended December 31, 2012, totaled $26 million and $18 million, respectively. The table below summarizes the future minimum rental payments and related sublease rental income for non-cancelable operating leases for the 5 years ending December 31, 2017, and thereafter.

Year Ending December 31,	Rental Payments	Rental Income
2013	$31	$5
2014	17	3
2015	12	1
2016	9	—
2017	8	—
Thereafter	50	—
Total minimum operating lease payments and income	$127	$9

Future minimum rentals on capital lease obligations are as follows:

Year Ending December 31,	Rental Payments
2013	$3
2014	3
2015	3
2016	3
2017	3
Thereafter	17
Total minimum capital lease payments	$32

Note 13	Taxes

As previously discussed in Note 3, Summary of Significant Accounting Policies, BP’s historical consolidated financial statements included Cooper’s operations. For purposes of these combined carve-out financial statements, Cooper’s taxes were computed and reported herein under the separate return method. Use of the separate return method may result in significant differences when the sum of the amounts allocated to carve-out tax provisions are compared with amounts presented in the Parent’s historical consolidated financial statements. Furthermore, certain tax attributes, e.g., net operating loss (“NOL”) carryforwards, reflected in the Parent’s historical consolidated financial statements may not exist at the carve-out level, and vice versa.

Provision for Income Taxes

Cooper’s income from continuing operations before income taxes was $80 million in 2012.

The following table summarizes income tax expense for the year ended December 31, 2012:

Year Ending December 31,	2012
Current
Federal	$1
State	1
Total current income taxes	2
Deferred
Federal	25
State	6
Total deferred income taxes	31
Income tax expense	$33

Reconciliation of U.S. Federal Statutory Income Tax Rate to Actual Income Tax Rate

The following table summarizes a reconciliation of the U.S. federal statutory income tax rate to the actual income tax rate for the year ended December 31, 2012:

Year Ending December 31,	2012
U.S. federal statutory income tax rate	35%
Increase in rate resulting from:
State income taxes, net of federal income tax benefit	5.60
Nondeductible expenses	0.40
Actual income tax rate	41.0%

Deferred Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered. In addition, certain corporate allocations were pushed-down to the carve-out financial statements, without corresponding assets and/or liabilities. In such cases, the related deferred tax liability (or deferred tax asset, if applicable) was deemed to remain with BP and was not recorded by Cooper.

The following table summarizes the deferred tax assets and liabilities, as of December 31, 2012:

As of December 31,	2012
Deferred tax assets:
Environmental liabilities	$41
Accrued liabilities	16
Other reserves	2
NOL and AMT credit carryforwards	67
Total deferred tax assets	126
Deferred tax liabilities:
Property, plant and equipment	432
Investment in affiliate	28
LIFO inventories	55
Accrued property taxes	14
Total deferred tax liabilities	529
Net deferred income tax liabilities	$403

Current deferred tax assets and current deferred tax liabilities are netted by tax jurisdiction and non-current deferred tax assets and non-current deferred tax liabilities are netted by tax jurisdiction, and are included in the accompanying Combined Balance Sheet as follows:

As of December 31,	2012
Deferred income taxes, current liabilities	$8
Deferred income taxes, non-current liabilities	395
Net deferred income tax liabilities	$403

As of December 31, 2012, on a stand-alone basis Cooper had U.S. federal NOL carryforward amounts of $113 million, expiring in various years through 2030. U.S. state NOL carryforward amounts totaled $358 million and expire in various years through 2031.

Note 14	Disposals of Investment and PP&E

We disposed of our 51 percent interest in Cardlock in August 2012, which did not result in a significant gain. For the year ended December 31, 2012, other disposals resulted in a net gain of $11 million.

Note 15	Segment Reporting

The Company consists of a single operating segment, and, therefore, a single reportable segment, Refining and Marketing. In accordance ASC 280, Segment Reporting (“ASC 280”), public business enterprises must report information related to operating segments in their annual financial statements. The Company has one operating segment, which was identified based upon the availability of discrete financial information and the chief operating decision makers’ regular review of financial information.

Note 16	Subsequent Events

Subsequent events were evaluated for disclosure through May 3, 2013, the date on which the combined financial statements were issued. No material subsequent events were noted.